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                                                                     EXHIBIT 4.5


SECOND AMENDING AGREEMENT to the Credit Agreement dated as of February 7, 2003, as amended by a First Amending Agreement dated December 2, 2003, entered into in Toronto, Ontario, as of October 12, 2004.

AMONG: SUN MEDIA CORPORATION, a corporation continued and existing under the laws of British Columbia, Canada, having its chief executive office at 333 King Street East, in the City of Toronto, Province of Ontario (hereinafter called the "BORROWER")

                           PARTY OF THE FIRST PART

AND: THE FINANCIAL INSTITUTIONS NAMED ON THE SIGNATURE PAGES HEREOF OR FROM TIME TO TIME PARTIES TO THE CREDIT AGREEMENT (the "LENDERS")

                           PARTIES OF THE SECOND PART

AND:                       BANK OF AMERICA, N. A., AS ADMINISTRATIVE AGENT
                           FOR THE LENDERS, a duly constituted bank, having a place of business at 1455 Market Street, 5th floor, in the City of San Francisco, California, 94103, and at 200 Front Street West, Suite 2700, Toronto, Ontario, M5V 3L2 (hereinafter called the "ADMINISTRATIVE AGENT")

                           PARTY OF THE THIRD PART


         WHEREAS the parties hereto are parties to a Credit Agreement dated as of February 7, 2003, as amended by a First Amending Agreement dated December 2, 2003 (as amended, the "CREDIT AGREEMENT");

         WHEREAS the Borrower has requested a reduction in the Applicable Margin for Term Facility B;

         WHEREAS the Administrative Agent has requested same technical amendments to the definition of "LIBOR" and Section 12.04, and to add a new
Section 12.20 to the Credit Agreement; and

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         WHEREAS the Lenders have agreed with the Borrower to the aforesaid reduction and technical amendments, and as such, the Lenders have complied with the provisions of Section 12.01 of the Credit Agreement, as evidenced by the signature of each Lender on this Agreement;

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

I.       INTERPRETATION

1. This Second Amending Agreement is declared to be supplemental to the Credit Agreement and is to form part thereof and shall have the same effect as though incorporated therein. The words and expressions starting by an upper case letter used herein, unless otherwise defined herein or unless there is something in the subject or the context inconsistent therewith, have the same meaning as that ascribed to them in the Credit Agreement and all of the provisions of the Credit Agreement, except only insofar as they may be inconsistent with the express provisions hereof, shall apply to and shall have effect in connection with this Second Amending Agreement.

2. Except as otherwise expressly amended hereby, the Credit Agreement remains unamended and in full force and effect.

3. The preamble of this Second Amending Agreement shall form an integral part hereof as if at length recited herein.

4. The division of this Second Amending Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of titles are only meant to be for reference and do not affect the meaning or the interpretation of this Second Amending Agreement.

5. This Second Amending Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

6. This Second Amending Agreement and the interpretation and enforcement thereof shall be governed by and construed in accordance with the laws of the Province of Ontario.

7.       This Second Amending Agreement shall become effective on October 12,
2004.

II.      AMENDMENTS

1. Section 2.05 (5) is amended by adding a new paragraph at the end of such Section, as

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follows: "The Borrower shall pay a premium equal to 1% of the then aggregate outstanding principal amount of Term Loan B in respect of any reduction in pricing of Term Facility B, if such pricing reduction occurs on or before October 12, 2005".

2. Schedule 4 of the Credit Agreement is hereby amended by changing the margin applicable to Libor Advances under Term Facility B from 2.25% to 2.00% and the margin applicable to US Prime Rate Advances under Term Facility B from 1.25% to 1.00%, and by deleting the last paragraph of such schedule and replacing it by the following: "It is understood and agreed by the parties hereto that during any period in which the Borrower has obtained and maintained a senior, secured credit rating from Moody's of at least Ba1 (with a stable outlook), such margins shall be further reduced to 1.75% with respect to Libor Advances and 0.75% in respect of U.S. Prime Rate Advances under Term Facility B".

3. Paragraph (a) of the definition of "LIBOR" is hereby amended by deleting the words "appears on the page of the Telerate screen" and replacing them by the words "is quoted on Libor01 Page of Reuters".

4.       The Administration Agent's address referred to in item (II) of
Section 12.04 and immediately under its signature line is hereby deleted and replaced by the following: 1455 Market Street, 5th floor, San Francisco, California, 94103, Attention: SuzieAnna Wan, Assistant Vice-President,
Telephone: (415) 436-2772, Fax: (415) 503-5015, E-mail:
suzieanna.wan@bankofamerica.com".

5.       A new Section 12.20 is added to the Credit Agreement as follows:
         "SECTION 12.20. USA PATRIOT ACT. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and addresses of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act."

III.     MISCELLANEOUS

1. The Borrower hereby represents and warrants to each Lender that no Default has occurred which is continuing, no Event of Default has occurred which has not been waived and that it will be in compliance with the financial covenants set forth in section 8.03 of the Credit Agreement.

2. All of the provisions of the Credit Agreement which are not amended hereby remain in full force and effect.

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                                     -4-

3. The Borrower shall pay upon demand all reasonable professional fees and disbursements incurred from time to time by the Administrative Agent in connection with the negotiation, preparation and delivery of this Second Amending Agreement and all other documents accessory hereto as well as any amendments to be made to any of the foregoing at any time and from time to time.

4. This Second Amending Agreement replaces and supersedes all other verbal or written agreements among the Administrative Agent, the Lenders or anyone thereof and the Borrower relating to the amendments to the Credit Agreement contemplated herein or any other issues accessory to the transactions contemplated by this Second Amending Agreement.

5. The parties acknowledge that they have required that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention ainsi que de tous documents executes, avis donnes et procedures judiciaires intentees, directement ou indirectement, relativement ou a la suite de la presente convention.

                         [REMAINDER OF PAGE LEFT BLANK]

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                                     -5-


      IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.


SUN MEDIA CORPORATION                    BANK OF AMERICA, N.A.,
                                         AS ADMINISTRATIVE AGENT


Per:  /s/ Mark D'Souza                   Per:  /s/ Annie Cuenco, Assistant VP
      --------------------------               ------------------------------
      Authorized Signing Officer               Authorized Signing Officer


Per:  /s/ Jacques Mallette
      --------------------------
      Authorized Signing Officer



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                                     -6-


[Lender]
         ---------------------------------------------


         Per:
              ----------------------------------------
                    Authorized Signing Officer

         Per:
              ----------------------------------------
                    Authorized Signing Officer





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                                     -7-


The undersigned acknowledge having taken cognizance of the provisions of the foregoing Second Amending Agreement and agree that the Credit Documents executed by them (A) remain enforceable against them in accordance with their terms, and
(B) continue to guarantee or secure, as applicable, all of the obligations of the Persons specified in such Credit Documents in connection with the Credit Agreement, as amended by this Second Amending Agreement:


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
BOWES PUBLISHERS LIMITED                                    SUN MEDIA (TORONTO) CORPORATION

Per: /s/ Mark D'Souza  /s/ Jacques Mallette                 Per: /s/ Mark D'Souza  /s/ Jacques Mallette
     ------------------------------------------------            ------------------------------------------------



SMC NOMINEECO INC.                                          3661458 CANADA INC.


Per: /s/ Mark D'Souza  /s/ Jacques Mallette                 Per: /s/ Mark D'Souza   /s/ Jacques Mallette
     ------------------------------------------------            ------------------------------------------------


3351611 CANADA INC.


Per:  /s/ Mark D'Souza   /s/ Jacques Mallette
     ------------------------------------------------
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